VisualMed Clinical Systems Inc.
                             391 Laurier Street West
                                Montreal, Quebec
                                     H2V 2K3




Montreal, December 8, 1999


Mr. Richard Le Hir
876B boulevard Pelletier
Brossard, Quebec





Dear Mr. Le Hir:

As a further inducement to you to enter into an employment agreement with the undersigned ("VisualMed"), we undertake to issue to you, following your execution of the agreement, (and upon completion of the anticipated subdivision of VisualMed's Share Capital creating 44,000,000 class "A" common shares (actions ordinaires de categorie "A")) 880,000 class "A" common shares (actions ordinaires de categorie "A") with an attributed value of $ 0.084848477273 per share.


Would you kindly acknowledge your agreement with the foregoing by signing in the space provided below and we will proceed in due cause to the preparation of a share subscription agreement.


Yours very truly,




VisualMed Clinical Systems Inc.




Per:   (s) Gerard Dab
       -------------------------
       Gerard Dab




Agreed to and accepted this 8th day of December, 1999.




(s) Richard Le Hir
-----------------------------------------
Richard Le Hir





                              EMPLOYMENT AGREEMENT



BETWEEN   VISUALMED CLINICAL SYSTEMS INC., a corporation existing under the laws of Canada,

                 (hereinafter referred to as the "Corporation"),

AND:      RICHARD  LE  HIR, residing and  domiciled at 8360 Pelletier Boulevard,
Brossard,  Quebec,
                              J4X 1N9

                  (hereinafter referred to as the "Executive")



     WHEREAS, the Executive has over 25 years experience in the management and direction of companies and in commercial negotiations;

     WHEREAS, the Executive is known by one of the founders of the Corporation for a period of over 20 years;

     WHEREAS, the Executive was acting as a consultant with the Corporation since October 1999;

     WHEREAS, the Corporation desires to benefit from the Executive's expertise and knowledge;

     WHEREAS, the Corporation desires to retain the services of the Executive and the Executive wishes to be employed by the Corporation in the capacity of Senior Vice-President and Chief Executive Officer;

     WHEREAS, it is the desire of the Corporation that the Corporation be managed by a collegial administration which vision is shared by the Executive;

     WHEREAS, the Corporation acknowledges that the Executive is also the Secretary of the Corporation;

IN CONSIDERATION OF THE RESPECTIVE COVENANTS AND AGREEMENT HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED BY EACH PARTY, THE PARTIES AGREE AS FOLLOWS:



1.       EMPLOYMENT

1.1. The Corporation hereby agrees to employ the Executive and the Executive hereby accepts such employment as of the date hereof in the capacity of Senior Vice-President and chief executive officer and, in addition the Executive shall serve as the Secretary of the Corporation if so requested by the Corporation's Board of Directors.


2.       DUTIES

2.1. The Executive shall perform such duties and exercise such powers as are normally associated with and incidental and ancillary to the responsibility of Senior Vice-President and Chief Executive Officer.

2.2. The Executive shall report directly to the President of the Corporation and Chairman of the Board of Directors.

2.3. The Executive shall devote all of his time and attention and his best efforts during normal business hours to the business and affairs of the Corporation and shall not, without a specific prior written consent of the President of the Corporation or the President of the Board of Directors, undertake any other business or occupation.

2.4. The Executive shall perform those duties that may be assigned to him by the President of the Corporation or the Chairman of the Board of Directors diligently and faithfully and to the best of the Executive's abilities. In addition, the Executive shall act in the best interests of the Corporation and the Executive shall use his best efforts to promote the interests and goodwill of the Corporation.


3.       COMPENSATION

3.1. The annual salary payable to the Executive for his services hereunder shall be one hundred and eighty thousand dollars ($180,000.00) or such higher amount that the Corporation's Board of Directors, in its sole discretion, may determine from time to time, exclusive of bonuses, benefits and other compensation. Such salary shall be payable in equal installments in accordance with the usual compensation practices of the Corporation, such installments shall be paid no less frequently than monthly.

3.2. The annual salary is subject to be re-evaluated twice per year.

3.3. The Corporation hereby grants the Executive, on the first day of each quarter during a two year period commencing on the date hereof, an option (the "First Options") to purchase that number of shares which is equal to decimal twenty-five percent (0.25%) of the total number of shares that shall be issued and outstanding immediately after the first closing. The exercise price of the First Options shall be fifteen cents ($0.15) per share. The Executive shall have the right to exercise any or all of the First Options, in whole or in part, commencing two years after the date on which each of them were granted;

3.4. At such time as the Corporation signs a contract with respect to obtaining its first United States beta system ( the "U.S. Beta System Contract"), the Executive shall have an option (the "Second Option") to purchase that number of shares equal to decimal twenty-five percent (0.25%) of the total number of shares then issued and outstanding. The exercise price of the Second Option shall be equal to the book value of the issued and outstanding shares of the Corporation at the date of the signature of the U.S. Beta System Contract. The Second Option may be exercised commencing two years after the date on which it is granted;

3.5. At such time as the Corporation signs a contract with respect to the third sale of a full system (the "Full System Contract"), the Executive shall have an option (the "Third Option") to purchase that number of shares equal to decimal twenty-five percent (0.25%) of the total number of shares then issued and outstanding. The exercise price of the Third Option shall be equal to the book value of the issued and outstanding shares of the Corporation at the date of the signature of the Full System Contract. The Third Option may be exercised commencing two years after the date on which it is granted;

3.6. At such time as the Corporation has made an aggregate of $10 million in sales since the commencement of operations, the Executive shall have an option (the "Fourth Option") to purchase that number of shares equal to decimal five percent (0.5%) of the total number of shares then issued and outstanding. The exercise price of the Fourth Option shall be fifteen cents ($0.15) per share. The Fourth Option may be exercised commencing two years after the date on which it is granted;

3.7. At such time as the Corporation has effected an initial public offering or is otherwise listed on a stock exchange or a stock quotation system, the Executive shall have an option (the "Fifth Option") to purchase that number of shares equal to decimal five percent (0.5%) of the total number of shares issued and outstanding immediately after the closing of the public offering. The exercise price of the Fifth Option shall be fifteen cents ($0.15) per share. The Fifth Option may be exercised commencing two years after the date on which it is granted;

3.8. In the event that the Executive's employment is terminated pursuant to Section 5 hereof without serious reason or as a result of a Change of Control or Material Breach, the Executive shall have the right to exercise any or all of the First Option, Second Option, Third Option or Fourth Option
                  (the "Options") in whole or in part immediately, notwithstanding any provision hereof;

3.9. In the event that the Executive's employment is terminated as a result of the permanent disability of the Executive pursuant to Section 5 hereof, the Executive shall have the right to immediately exercise any Options that would have vested prior to the expiring of the fiscal year of the Corporation next following the fiscal year during which the Executive's employment is so terminated, notwithstanding any provision hereof.

3.10.             The Executive shall be entitled to bonuses representing:

                  a) a lump sum of $150,000.00 at such time the Corporation has effected an initial public offering or is otherwise listed on a stock exchange or a stock quotation system, such bonus being payable within 60 days of such event;

                  b) a lump sum of $50,000.00 upon the signature of a contract for the placement of the first Beta system in the United States. 50% of such bonus being payable upon contract signing and the remaining of the bonus being upon receipt of first payment on the system;

                  c) a lump sum of $10,000.00 upon the signature of a contract for the placement of the first Beta system in Canada. 50% of such bonus being payable upon contract signing and the remaining of the bonus being payable upon receipt of first payment on the system;

                  d) a lump sum of $100,000.00 upon the Corporation reaching an aggregate of $10 millions CDN in sales since de commencement of operations. Such bonus being payable within 60 days of reaching such sales.

3.11. During the term of the Executive's employment, the Executive shall be entitled to participate in the Corporation's Benefit Plans in force at the time of the present Agreement and any other replacement benefit programs established by the Corporation's Board. Such replacement benefit programs shall be substantially similar to the current Benefit Plans.

3.12. The Executive shall be reimbursed for all reasonable travel and out-of-pocket expenses properly incurred by the Executive from time to time in connection with the performance of his duties hereunder. For all such expenses, the Executive shall furnish to the Corporation invoices, statements or other appropriate supporting documents in respect of which the Executive seeks reimbursement.

3.13. The Executive shall continue to be covered by the Directors' and Officers' liability insurance policies maintained by the Corporation.



4.       VACATION

4.1. The Executive shall be entitled to six weeks paid vacation per calendar year, the timing of such vacation to be determined by the Executive and President of the Corporation or the Chairman of the Board of Directors, subject to the need for the timely performance of the Executive's responsibilities hereunder.


5.       TERMINATION OF EMPLOYMENT

5.1.              The Term

                  a) The present contract is for a fixed term and shall end on March 13, 2007;

                  b)       Notwithstanding  Section  2090 of the  Civil  Code of
                           Quebec, the present Agreement shall not be automatically or tacitly renewed. It shall be renewed only if the parties to the present Agreement accept such a renewal in writing and stipulate its terms and conditions therein.

5.2. The employment of the Executive may be terminated at any time by the Corporation for a serious reason as that term may be interpreted and applied by the Quebec Courts and shall be effective immediately. The Executive shall receive a written notice setting out the reason(s) for such termination.

5.3. The employment of the Executive may be terminated by the Corporation, without a serious reason by giving to the Executive a six (6) month prior written notice setting out the reason(s) for such termination.

                  In such an event, the Corporation shall have the obligation to pay to the Executive:

                  a) the bonuses mentioned in paragraph 3.10 above, if the terms and conditions for their entitlement are met during the remaining period from the initial term of the present Agreement;

                  b) an indemnity representing his vacation as per Section 4 above, for the remaining period from the initial term of the present Agreement, shall be paid in one installment at the date of termination;

                  c) all expenses as per paragraph 3.12 above, that have not been reimbursed at the date of termination;

                  d)       one  of   the  two  following   indemnities  at   the
                           discretion of the Executive:

                           i) a lump sum, payable at the date of termination representing the base salary for the remaining period out of the initial term, taking into account the twice per year increases and representing the minimum the cost of living allowance; or

                           ii) the payment of the remaining base salary, as mentioned in subparagraph 5.3 d) (i) above, by way of the Corporation's stock, whose value will be determined at the date of the Corporation's last financing, if any
                                    Shareholders    Agreement   to   which   the
                                    Executive is a party to allows it.

                  e) all other remuneration or benefits that would have been entitled the Executive during the remaining period of the initial term.

5.4.              a)       This  agreement  may  be  terminated  at any  time by
                           the Corporation if the Executive becomes  permanently
                           disabled  by  giving  a  thirty  (30)  days   written
                           notice  of termination  to  the   Executive.  For the
                           purposes  of  the  present  section,   the  Executive
                           shall  be  considered  to  have   become  permanently
                           disabled  if   the   Executive   becomes  permanently
                           disabled   within  the   meaning  of  the  long  term
                           disability policy maintained by the Corporation and applicable to the Executive at such time, and so far he is considered as such by the insurer, and written notice to the Executive to that effect is given by any such insurer.

                  b)       The  Corporation  agrees  that,  in  the  event,  the
                           present Agreement is terminated because of the Executive's permanent disability, the present Agreement shall remain in force and ensure the continued accrual of the benefits and pension rights pursuant to the Corporation's Benefits Plan for the balance of the term.

5.5.               a)      If at any  time  during  the  term of this  Agreement
                           a material  breach  is  caused,  , as  this  term  is
                           defined   in   paragraph    5.5b)   below,   by   the
                           Corporation,  which  material  breach  has  not  been
                           remedied  in all  material  aspect at any time within
                           30 days after  the  Executive  gives  written  notice
                           thereof,  and   after  the  expiry  of  such   30-day
                           period, provided the material  breach in question has
                           not been remedied, the Executive shall have the right
                           to terminate  his  employment  with  the  Corporation
                           within 60 days after the  occurrence  of the material
                           breach.  Any   such  termination   by  the  Executive
                           shall  not, for  the purposes of this  Agreement,  be
                           considered a voluntary  termination of  employment by
                           the   Executive,   but  instead   shall  entitle  the
                           Executive to the same indemnity, remuneration and other benefits set forth in paragraph 5.3 above;

                    b) For purposes of the present Agreement, Material breach means:

                           i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, title and reporting requirements), authority, duties and responsibilities, or any other action by any member of the Corporation which would result in the diminution of such position, authority, duties, responsibilities or in the salary, bonus or other compensation, benefits, expenses, office or support staff previously provided to the Executive, in each case, without the consent of the Executive but excluding an isolated insubstantial and inadvertent action not taken in bad faith and which is remedied by any member of the Corporation promptly after receipt of written notice thereof by the Executive; or

                           ii) any material breach by the Corporation of any of its obligations under this Agreement.

5.6.                a)     The Executive  shall  have the right to terminate his
                           employment with the Corporation at any time during the six-month period following a change of control, as this term is defined in paragraph 5.6b) below, and such termination by the Executive shall not, for the purposes of this Agreement, be considered a voluntary termination of employment by the Executive, but instead shall entitle the Executive to the same indemnity, remuneration and other benefits set forth in paragraph 5.3 above.

                    b) For purposes of the present Agreement, Change of Control means:

                           i) the occurrence of any transaction that results in the sale of 50% or more of the current outstanding shares or interests of the Corporation to a party that is not, at the time of the present Agreement, a Shareholder; or

                           ii)      the sale of all or a substantial  portion of
                                    the   Corporation's   assets  used  in   the
                                    Corporation's business.



6.       CONFIDENTIALITY AND NON-DISCLOSURE

6.1. The Executive acknowledges that during the course of his employment with the Corporation, he has had and will have had or will have access to and/or has been or will be entrusted with various trade secrets and other proprietary and confidential information, whether technical or non-technical, relating to the past, present or contemplated businesses and operations of the Corporation or those of its clients, suppliers, customers, agents or consultants, including, without limitation, trade secrets, products, software programs, hardware design and specifications / source code, drawings, manuals, letters, notes, notebooks, reports, records, related documentation in hard copy, research and development, customer lists, customer data, financial information and business practices (hereinafter collectively referred to as "Confidential Information"), and the direct or indirect disclosure of any of which to competitors of the Corporation or to the general public or to any person who is not affiliated in an appropriate capacity with the Corporation would be detrimental to the best interests of the Corporation.

6.2. The Executive further acknowledges and agrees that the right to maintain the confidentiality of all such Confidential Information constitutes a proprietary right which the Corporation is entitled to protect and that the Corporation is the sole owner of such confidential Information.

6.3. Accordingly, the Executive acknowledges and agrees that he will not at any time during the term of his employment hereunder or at any time thereafter, whether directly or indirectly ,divulge, use, publish, reproduce, communicate or exploit for the benefit of himself or of any other physical or moral person, company, organism or any other group bearing or not a moral, legal or judicial personality (hereinafter collectively or individually referred to as the "Third Party"), any Confidential Information which he has acquired during or as a result of his employment with the Corporation except to the extent tha the Confidential Information may be in the public domain without having been disclosed by the Executive.

6.4. The Executive agrees that upon or within three business days of the termination for any reason of the Executive's employment with the Corporation, the Executive will promptly deliver to the Corporation the originals and all copies made by or for the Executive or on the Executive's instructions of all Confidential Information which are then in the Executive's possession or under the Executive's control.

6.5. The Executive covenants and warrants to the Corporation that the Executive is not now under any obligation to any person, firm or other entity which is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance by the Executive of his obligations or duties hereunder.


7.       RESTRICTIVE COVENANTS

7.1. In consideration of the benefits and conditions provided to the Executive pursuant to this Agreement, the Executive covenants and agrees that he shall not, without the specific prior written consent of the President of the Corporation or the Chairman of the Board of Directors, during the term of this Agreement and for a period of twelve (12) months following the termination of his employment hereof, either on his own behalf or on the behalf of any Third Party, directly or indirectly, solicit the services of, entice away, employ or use the services of any person employed by or otherwise providing services to the Corporation on a full-time or part-time basis, or solicit any customers, clients or suppliers of the Corporation to transfer business from the Corporation to any Third Party. For the purposes of the present Agreement, customers, clients or suppliers of the Corporation means any customer, client or supplier of the Corporation during the Executive's employment or at the date of the termination of the Executive Employment.

7.2. In consideration of the benefits and conditions provided to the Executive pursuant to this Agreement, the Executive covenants and agrees that he shall not, without the specific prior written consent of the President of the Corporation or the Chairman of the Board of Directors, during the term of this Agreement and for a period of twelve (12) months following the termination of his employment hereof, both individually or jointly with a Third Party whether as owner, shareholder, creditor, agent, employee, officer, director or in any other capacity, effect any work or perform any service whatsoever in the field of medical, clinical and information management software, nor act as a consultant, lend monies or guarantee debts or obligations, nor permit that his name or part of his name be used or employed, whether it be for his own personal benefit or for the benefit of any Third Party, engaged, concerned or interested in any enterprise which carries on business or pursues activities in the field of medical, clinical or information management software in the territory of Canada and the Unites States.

7.3. In addition and without prejudice to all other rights and remedies available to the Corporation, the Corporation may enforce the compliance and respect of any and all of the provision of the present Sections 6 and 7 by way of, but not limiting to, injunction, and may obtain an injunction in order to enjoin any breach or threatened breach of any of the provisions thereof. The Executive expressly and specifically acknowledges that in the event of a breach of any of the obligations described in the Sections 6 or 7, such breach shall cause the Corporation to suffer damages for which an injunction is an effective relief. This remedy shall be in addition to and not in limitation of any rights or remedies to which the Corporation is or may be entitled to.

7.4. During the term of this Agreement, the Executive shall promptly disclose to the President of the Corporation or the Chairman of the Board of Directors full information concerning any interest, direct or indirect, of the Executive (whether as owner, shareholder, partner, vendor or other investor, director, officer, employee, consultant or otherwise) or any member of his immediate family, in any business which is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or product to, any person within the Corporation.

8.       GENERAL

8.1.              The preamble  of the present Agreement  forms an integral part to it for any legal purposes.

8.2. If any provision of this Agreement shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions of this Agreement and such remaining provisions shall remain enforceable and binding.

8.3. A waiver of any term or condition of this Agreement by either party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition.

8.4. This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Executive and the successors and assigns of the Corporation. This Agreement is personal to the Executive and may not be assigned by him.

8.5. The parties acknowledge that the present Agreement constitutes a complete, faithful and whole reproduction of the agreement between them and supercedes any prior Agreement to the same effect and the parties formally renounce to rely on any discussions and negotiations, whether oral or written, that preceded its signing.

8.6. The parties acknowledge that any modification may not be made to the present Agreement unless agreed upon between the parties and attested to by a written document to this effect.

8.7.              This  Agreement  shall  be  governed   by  and   construed  in
                  accordance with the laws of the Province of Quebec.

8.8. The Executive acknowledges and warrants to the Corporation that he has had sufficient time to review and consider this Agreement thoroughly, has read and understands the terms and the Executive's obligations hereunder and has been given an opportunity to obtain independent legal advice, or such other advice the Executive may desire, concerning the interpretation and effect of this Agreement. The Executive has entered into this Agreement freely and voluntarily.

8.9. The parties hereby acknowledge that it is their expressed wish that this Agreement and all documents related thereto be drawn up in the English language. Les parties reconnaissent qu'il est de leur volonte que la presente entente et que tous les documents s'y rapportant soient rediges en anglais.


IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT

ON THE 8TH DAY OF DECEMBER, 1999 IN THE CITY OF MONTREAL, QUEBEC



VISUALMED CLINIC SYSTEMS INC.



Per:   /s/ Gerard Dab                           /s/ Richard LeHir
           Gerard Dab                               Richard LeHir